Exhibit 10.15

Name of Grantee:	No. of Shares:

HUDSON VALLEY HOLDING CORP.

CONSULTANT/ADVISOR RESTRICTED STOCK AWARD AGREEMENT

Hudson Valley Holding Corp., a New York corporation (the “Company”), this                  (the “Award Date”) hereby grants to                  (the “Grantee”), a consultant or advisor of the Company or a subsidiary thereof, pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”), shares of the Common Stock, par value $0.20 per share, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.

1. Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Grantee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern, unless otherwise determined by the Compensation and Organization Committee.

2. Award of Restricted Stock. The Company hereby awards the Grantee              shares of Restricted Stock (the “Shares”). The Restricted Stock shall be issued in uncertificated form. When restrictions expire or have been cancelled with respect to one or more of the Shares, the Company will notify the Grantee and the Company will issue to the Grantee (or such Grantee’s legal representative, beneficiary or heir) that number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares for which restrictions have been cancelled or have expired. Restricted Stock shall have all dividends (including cash and stock dividends) and voting rights as set forth in Section 8 of the Plan. However, stock dividends paid on the Restricted Stock shall be deferred until the Restrictions with respect to the Shares upon which such dividends were paid expire or are canceled, at which time the Company shall deliver to the Grantee all such dividends. If the Grantee forfeits any Shares awarded hereunder, such Shares and any stock dividends with respect thereto shall automatically revert to the Company (without any payment by the Company to the Grantee).

3. Restrictions (a) Vesting. The Restricted Stock shall be held in an account not controlled by the Grantee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee until such shares have vested in the Grantee in accordance with the following schedule:

(b) Forfeiture. Shares not yet vested and any stock dividends with respect thereto, shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be a consultant or advisor to the Company and its Subsidiaries for any reason whatsoever, other than death. Upon termination of service or engagement as a consultant or advisor by reason of death, all restrictions upon Shares shall thereupon immediately lapse.

4. Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Grantee shall represent in writing to the Company that he or she is acquiring the Shares for investment purposes only and not with a view to distribution.

5. Incorporation of Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and represents and warrants that he or she has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Grantee shall constitute the Grantee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

6. Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Grantee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

7. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed exclusively in New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HUDSON VALLEY HOLDING CORP	GRANTEE:

By:
(Signature of Grantee)